Exhibit 10.1
EXECUTION VERSION
EXCHANGE AGREEMENT
(Unrestricted Stock)
                                              (including any other persons or entities exchanging Notes hereunder for whom the undersigned Holder holds contractual and investment authority, the “Holder”) enters into this Exchange Agreement (the “Agreement”) with Hercules Offshore, Inc. (the “Company”) on June ___, 2009 whereby the Holder will exchange (the “Exchange”) the Company’s 3.375% Convertible Senior Notes due 2038 (the “Notes”) for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and a cash payment.
     On and subject to the terms hereof, the parties hereto agree as follows:
Article I: Exchange of the Notes for Common Stock
     The Holder hereby agrees to exchange and deliver to the Company the following Notes, and in exchange therefor the Company hereby agrees to issue to the Holder the number of shares of Common Stock described below and to pay in cash the following amount for accrued but unpaid interest on such Notes:
Principal Amount of Notes to be Exchanged: $                     (the “Exchanged Notes”).
Number of Shares of Common Stock to be issued in Exchange:                      shares (the “Shares”).
Cash Payment for Accrued Interest on Exchanged Notes: $                    .
     The Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to the Exchanged Notes free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto, together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes. The closing of the Exchange (including the delivery of the Exchanged Notes to the Company and the delivery of the Shares to the Holder) shall occur no later than three business days after the date of this Agreement (assuming the timely delivery of the Exchanged Notes).
Article II: Covenants, Representations and Warranties of the Holder
     The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the closing of the Exchange, to the Company, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, and all such covenants, representations and warranties shall survive the Exchange.
     Section 2.1 Power and Authorization. The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. If the Holder that is signatory hereto is executing this Agreement to effect the exchange of Exchanged Notes beneficially owned by one or more other persons or entities (who are thus included in the definition of “Holder” hereunder), (a) such signatory Holder has all requisite discretionary authority to enter into this Agreement on behalf of, and bind, each other person or entity that is a beneficial owner of Exchanged Notes, and (b) Schedule A to this Agreement is a true, correct and complete list of (i) the name of each person or entity delivering (as beneficial owner) Exchanged Notes hereunder, (ii) the principal amount of such party’s Exchanged Notes, (iii) the number of shares of Common Stock to be issued to such party in respect of its Exchanged Notes, and (iv) the amount of the cash payment to be made to such party in respect of the accrued interest on its Exchanged Notes.
     Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder,

enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.
     Section 2.3 Title to the Notes. The Holder is the sole legal and beneficial owner of the Exchanged Notes, and the Holder has good, valid and marketable title to the Exchanged Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”) (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of any of the Exchanged Notes or its rights in the Exchanged Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Exchanged Notes. Upon the Holder’s delivery of the Exchanged Notes to the Company pursuant to the Exchange, the Exchanged Notes shall be free and clear of all Liens created by the Holder.
     Section 2.4 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has sufficient experience in business, financial and investment matters to enable it to evaluate the risks involved in the exchange of the Exchanged Notes for the Shares and to make an informed investment decision with respect to the Exchange and such acquisition. The Holder acknowledges that the Company makes no representation regarding the value of the Exchanged Notes or the Shares.
     Section 2.5 Tax Consequences of the Exchange. The Holder understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. The Holder acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.
     Section 2.6 No Affiliates or 5% Stockholder Status. The Holder is not, and has not been during the consecutive three month period preceding the date hereof, an “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. The Holder has no affirmative knowledge that it acquired any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company. The Holder and its Affiliates collectively own and will own as of the date of the closing of the Exchange (but without giving effect to the Exchange) less than 5% of the outstanding shares of Common Stock.
     Section 2.7 No Illegal Transactions. The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Holder was first contacted by either the Company, Lazard Frères & Co. LLC or Lazard Capital Markets LLC or any other person regarding an investment in the Company. Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.7, subject to the Holder’s compliance with its obligations under the U.S. federal securities laws and the Holder’s internal policies, “Holder” shall not be deemed to include any subsidiaries or affiliates of the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Holder’s legal or compliance department (and thus have not been privy to any information concerning the Exchange).
     Section 2.8 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, and (c) the Holder is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, except for (i) the publicly available filings made by the Company with the Securities and Exchange Commission under the Exchange Act, (ii) a draft press release or form of Current Report on Form 8-K of the Company disclosing, among other things, the material terms of the Exchange and certain other matters concerning the Company, the substance of which will be publicly issued or filed with the SEC in accordance with Section 3.5 below, and (iii) the representations and warranties made by the Company in this Agreement.
Article III: Covenants, Representations and Warranties of the Company
     The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the closing of the Exchange, to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, and all such covenants, representations and warranties shall survive the Exchange.
     Section 3.1 Power and Authorization. The Company is duly incorporated, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.
     Section 3.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Company’s charter or bylaws, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.
     Section 3.3 Valid Issuance of the Common Stock. The Shares (a) are duly authorized and, upon their issuance pursuant to the Exchange against delivery of the Exchanged Notes, will be validly issued, fully paid and non-assessable, (b) will be issued in compliance with all pre-emptive, participation, rights of first refusal and other similar rights applicable to the Shares, and (c) assuming the accuracy of the Holder’s representations and warranties hereunder, (i) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, (ii) will be free of any restrictions on resale by the Holder pursuant to Rule 144 promulgated under the Securities Act, and (iii) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Shares. Subject to the accuracy of the representations and warranties of the Holder hereunder, the Company will take all actions necessary to issue Shares that are freely tradable on each national securities exchange and/or automated quotation system on which the Common Stock is then listed without restriction and without restrictive legends.
     Section 3.4 Listing. When issued in the Exchange, the Shares shall be listed or quoted on each national securities exchange and automated quotation system upon which the Common Stock is then listed.

     Section 3.5 Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing in substance all of the material information contained in the drafts referenced in Section 2.8(c)(ii) hereof.
Article IV: Miscellaneous
     Section 4.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
     Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
     Section 4.3 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
     Section 4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
     Section 4.5 Confidentiality. Except as otherwise required by law or applicable stock exchange rule, the Holder agrees to keep this Agreement and its terms and conditions confidential. Except as otherwise required by law or applicable stock exchange rule, the Company shall not disclose the identity of the Holder. Notwithstanding the foregoing, the Company and the Holder (and each employee, representative or agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind related thereto, provided that this clause shall not permit any person to disclose the name of, or otherwise disclose the identity of, any party to such transaction or to disclose confidential commercial information with respect to such transaction.
[signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“HOLDER”:	“COMPANY”:

HERCULES OFFSHORE, INC.

By:	By:

Name:	Name:

Title:	Title:

[Signature Page to Exchange Agreement]

SCHEDULE A
Exchanging Beneficial Owners

Name of	Principal Amount of	Number of Shares of
Beneficial Owner	Exchanged Notes	Common Stock	Cash Payment

A-1